Exhibit 99.3

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark your vote as in this example

METROCALL HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 29, 2004, as amended by Amendment No. 1, dated as of October 5, 2004, by and among USA Mobility, Inc., Wizards Acquiring Sub, Inc., Metrocall Holdings, Inc. Patriots Acquiring Sub, Inc. and Arch Wireless, Inc. pursuant to which Metrocall and Arch will each become a wholly owned subsidiary of USA Mobility, Inc. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In the merger, Metrocall common stockholders receiving stock will receive 1.876 shares of USA Mobility common stock for each share of Metrocall common stock that they hold. Metrocall common stockholders will also receive, in lieu of shares of USA Mobility common stock, $75.00 per share in cash for two million shares of Metrocall common stock. The actual mix of stock and cash consideration that a particular Metrocall common stockholder will receive will depend upon whether Metrocall common stockholders as a group elect to receive cash for more or less than two million shares, as described in the attached joint proxy statement/prospectus.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Date

, 2004

Signature(s)

Signature if held jointly:

FOLD AND DETACH HERE

FORM OF PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

METROCALL HOLDINGS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

PROXY

The undersigned hereby appoints George Z. Moratis and Vincent D. Kelly (the “Proxy Committee”), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Metrocall Holdings, Inc. that the undersigned is entitled to vote and holds of record on October 7, 2004 at the Special Meeting of Stockholders of Metrocall Holdings, Inc. to be held at Sheraton Suites, 801 North Saint Asaph Street, Alexandria, VA 22314, on November 8, 2004, at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Special Meeting.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposal 1 and in accordance with the Proxy Committee’s discretion on such other matters that may properly come before the meeting to the extent permitted by law. If this proxy is returned and you have marked the appropriate box to abstain from voting on adoption of the merger agreement, the common stock represented by your proxy will be considered present at the Special Meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement.

The undersigned acknowledges receipt from Metrocall Holdings, Inc. prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders and of a joint proxy statement/prospectus relating to the meeting.

(TO BE SIGNED ON REVERSE SIDE)